UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2016

bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35966	13-3680878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (339) 499-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws: Change in Fiscal Year.

On February 11, 2016, the Board of Directors (the “Board of Directors”) of bluebird bio, Inc. (the “Company”) approved Amendment No. 1 to the Company’s Amended and Restated Bylaws (the “Bylaws Amendment”). The Bylaws Amendment changes the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard. Accordingly, pursuant to the Bylaws Amendment, in future uncontested director elections, a director nominee will be elected only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Bylaws Amendment retains a plurality voting standard in contested elections, which includes an election for which, as of the record date of any meeting of stockholders, there are more nominees for election than positions on the Board of Directors to be filled by that election.

In connection with the Bylaws Amendment, on February 11, 2016, the Board of Directors amended and restated its Corporate Governance Guidelines to create a director resignation policy pursuant to which any director that fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board of Directors for its consideration. Within 90 days following certification of the stockholder vote, the Board of Directors will publicly disclose its decision regarding whether to accept the resignation or take other action.

The summary of the Bylaws Amendment above is qualified in its entirety by the Bylaws Amendment filed herewith as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to Amendment and Restated Bylaws of bluebird bio, Inc.

8-K – Bylaw Amendments 11Feb2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated Bylaws of bluebird bio, Inc.